FORM 8-K


SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 6, 2003

CHECKERS DRIVE-IN RESTAURANTS, INC.
(Exact name of registrant as specified in charter)

DELAWARE                0-19649                   58-1654960
(State or other          (Commission           (IRS Employer
jurisdiction of           File Number)    Identification No.)

4300 WEST CYPRESS STREET, SUITE 600, TAMPA FLORIDA  33607
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (813) 283-7000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 7. 	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No. 	Description

99.1 			Press Release, dated June 6, 2003,


Item 9.  	REGULATION FD DISCLOSURE.

On June 6, 2003, Checkers Drive-In
Restaurants, Inc. issued a press release
Checkers Drive-In Restaurants, Inc. to Present at the US Bancorp Piper Jaffray Consumer
Conference, a copy of which
is included as Exhibit 99.1.


SIGNATURES

Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKERS DRIVE-IN RESTAURANTS, INC.


By:________/S/______________________
Name:  Brian R. Doster
Title:  Vice President, Corporate Counsel and Secretary
Dated:  June 6, 2003

Exhibit 99.1

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600 *
Tampa, FL 33607 * (813) 283-7000 *
(813) 283-7001

Checkers Drive-In Restaurants, Inc. to
Present at the US Bancorp Piper Jaffray
Consumer Conference

TAMPA, Fla., Jun 6, 2003 (BUSINESS WIRE)
Checkers Drive-In Restaurants, Inc. (CHKR) today announced that the Company will be presenting at the US Bancorp Piper Jaffray
Consumer Conference. The Checker's investor presentation will be webcast live at 2:55 p.m.
Eastern Time on June 11, 2003. The broadcast will be hosted at http://www.checkers.com and http://www.gotoanalysts.com/ccwebcasts. To listen to the broadcast, your computer must have Windows Media Player installed. If you do not have Windows Media Player, go to the latter site prior to the call, where you can download the software for free.

About Checkers Drive-In Restaurants:

As of March 24, 2003, Checkers Drive-In
Restaurants, Inc. and its franchisees own
398 Checkers(R) operating primarily in the Southeastern United States and 380 Rally's(R) operating primarily in the Midwestern United
States. Checkers is headquartered in Tampa, Florida. For more information about the Company, please visit www.checkers.com.
Except for historical information, this
announcement contains "forward- looking" and
"Safe Harbor" statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange
Act of 1934, as amended and the Private Securities
Litigation Reform Act of 1995

SOURCE: Checkers Drive-In Restaurants, Inc.
Checkers Drive-In Restaurants, Inc.
David Koehler, 813/283-7000 or
Integrated Corporate Relations, Inc.
Brad Cohen, 203/222-9013